Exhibit No. 1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16721) pertaining to the Respironics, Inc. Retirement Savings Plan of our report dated November 19, 2004, with respect to the financial statements and schedule of the Respironics, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended June 30, 2004.

/s/ Ernst & Young LLP

December 17, 2004
Pittsburgh, Pennsylvania